UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2021

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive

Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 486-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective August 2, 2021, Ron Chu was named as Group Vice President, Global Internal Controls, Office of the Deputy Chief Risk Officer, Toyota Motor Corporation. In connection with Mr. Chu’s new role, Mr. Chu will resign from his role as Group Vice President – Accounting and Finance and Principal Accounting Officer of Toyota Motor Credit Corporation (“TMCC”).

In light of Mr. Chu’s resignation as described above, TMCC has named Grace Mullings as its Principal Accounting Officer effective August 2, 2021, in addition to her current role at TMCC as Vice President of Accounting and Corporate Controller.

Ms. Mullings, 60, currently serves as Vice President of Accounting and Corporate Controller, a role she has held since March 2020. Prior to her current position, Ms. Mullings served as senior director of financial and regulatory reporting policies and governance at TPG Global LLC from July 2015 to March 2020. Ms. Mullings served as Director of Accounting Policy and Governance at TMCC from April 2005 to June 2015. From September 1999 to March 2005 Ms. Mullings served in various accounting and finance roles at Bank of America Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: July 7, 2021	By:	/s/ Scott Cooke
Scott Cooke
Group Vice President and Chief Financial Officer